                                Exhibit 23.2

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 8, 2021, relating to the consolidated financial statements and financial statement schedule of Custom Truck One Source, Inc. (formerly Nesco Holdings, Inc.), appearing in the Annual Report on Form 10-K of Custom Truck One Source, Inc. for the year ended December 31, 2021.

/s/ Deloitte & Touche LLP
Indianapolis, Indiana
August 19, 2022